Franklin Reosurces, Inc.
                           777 Mariners Island Blvd.
                                 P.O. Box 7777
                            San Mateo, CA 94403-7777
                                tel 650/312-3000


June 4, 1999


FRANKLIN STRATEGIC SERIES
777 Mariners Island Blvd.
San Mateo, CA 94404


Gentlemen:

      We propose to acquire the shares of beneficial interest (the "Shares") of each Class ("class") of Franklin Large Cap Growth Fund (the "Fund"), a series of Franklin Strategic Series (the "Trust"), as indicated in the chart below.


Fund and Class              #Shares            Price/Share              Total
--------------------------------------------------------------------------------
Franklin Large Cap
Growth Fund - Class A       75,000              $10.00             $750,000

--------------------------------------------------------------------------------
Franklin Large Cap
Growth Fund - Class B       25,000              $10.00             $250,000

--------------------------------------------------------------------------------
Franklin Large Cap
Growth Fund - Class C       25,000              $10.00             $250,000

--------------------------------------------------------------------------------
Franklin Large Cap
Growth Fund -              75,000              $10.00             $750,000
Advisor Class
--------------------------------------------------------------------------------

Total                                                            $2,000,000
--------------------------------------------------------------------------------


      We will purchase the Shares in a private offering prior to the effectiveness of the Form N-1A registration statement filed by the Trust on behalf of the Fund under the Securities Act of 1933. The Shares are being purchased as the initial advance in connection with the operations of the Fund.



      We consent to the filing of this Investment Letter as an exhibit to the Form N-1A registration statement of the Trust.



Sincerely,

FRANKLIN RESOURCES, INC.


By: /s/Harmon E. Burns
       Harmon E. Burns
       Executive Vice President